EXHIBIT 10.6

This instrument prepared by:
Saundria Gray, Senior Counsel
Shell Oil Company
150 N. Dairy Ashford, Bldg F
Houston, Texas 77079

When recorded, return to:
Shell Oil Company
Attn. Scott David
150 N. Dairy Ashford, Bldg A
Houston, TX 77079

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER LICENSE.

STATE OF TEXAS            §
§    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS        §

ASSIGNMENT & ASSUMPTION OF DEER PARK GROUND LEASE
AND GRANT OF EASEMENTS AND EXTENSION OF TERM

This Assignment & Assumption of Deer Park Ground Lease and Grant of Easements and Extension of Term (the "Agreement") dated effective April 1st , 2018 ("Effective Date"), is entered into by and between Shell Chemical LP, a Delaware limited partnership, on its own behalf and as authorized agent of Shell Oil Company pursuant to the Chemical Authorization dated March 1, 1995 (“Shell"), with an address of 150 N. Dairy Ashford, Houston, Texas 77079, Hexion Inc., a New Jersey corporation ("Hexion"), as successor in interest to Shell Epoxy Resins LLC (“Shell Epoxy”) with an address of 180 East Broad Street, Columbus, Ohio 43215, and HEXION DEER PARK LLC, a Delaware limited liability company ("HDP"), with an address of 180 East Broad Street, Columbus, Ohio 43215.

RECITALS

WHEREAS, Shell and Shell Epoxy entered into that certain Deer Park Ground Lease and Grant of Easements dated effective November 1, 2000 (“Lease”), the memorandum of which was recorded as Memorandum of Lease with Reservation and Grant of Easements and Declaration of Separate Ownership of Improvements on December 7, 2000 as Instrument # U771336 in Harris County Clerk’s Office, relating to certain assets, equipment and improvements at the Deer Park Refinery located at 5900 Highway 225, Deer Park, Texas (collectively referred to herein as the “Property”); and

WHEREAS, Shell and Hexion have executed agreements for the mutual provision at the Property of services, utilities, materials and facilities dated the Effective Date (the “SUMF Agreements”) which will extend the provision of such services, utilities, materials and facilities for fifteen (15) years;

WHEREAS, Shell and Hexion mutually desire to extend the term of the Lease commensurate with the extension of the SUMF Agreements for fifteen (15) years, commencing as of the Effective Date;

WHEREAS, pursuant to Section 9.1 of the Lease, Hexion as “Original Lessee,” as that term is defined in the Lease, may at any time assign the Lease to an affiliate of Original Lessee or to any Third Party without the prior written consent of Lessor; and

WHEREAS, Hexion, also as Assignor herein, pursuant to Section 9.1 of the Lease desires to assign all its rights, title, interest obligations and liabilities in the Lease to its affiliate HDP, also as Assignee (“Assignment”).

NOW, THEREFORE, in exchange for Ten Dollars ($10) and other mutual promises and considerations stated herein and in the Lease and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

AGREEMENT

TO HAVE AND TO HOLD the same unto Hexion, HDP, its successors and assigns, forever, subject to the terms, covenants, conditions and provisions of the Lease, Shell, Hexion and HDP agree as follows:

1.    Hexion herein assigns, and HDP agrees to assume all rights, title, interest, liabilities and obligations of Hexion under the Lease pursuant the Assignment described herein. HDP hereby accepts this Assignment and agrees and assumes to perform all covenants, duties and obligations of Hexion as of the Effective Date.

2.    Immediately subsequent to the foregoing Assignment, Shell and HDP hereby agree to extend the term of the Lease for an additional fifteen (15) years from the Effective Date.

3.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of the Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.    From and after the Effective Date, if any further action is necessary to carry out the purposes of this Agreement, Shell, Hexion and HDP shall take such further action (including the execution and delivery of such further documents and instruments) as Shell, Hexion or HDP may reasonably request, all at the sole expense of the requesting party

5.    Unless the context shall otherwise require, terms used and not defined herein shall have the meanings set forth in the Lease, and all procedures and other provisions set forth therein shall govern this Agreement, unless otherwise provided herein.

6.    This Agreement, together with the Lease, constitutes the entire agreement between Shell, Hexion and HDP regarding the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.

7.    Except as expressly modified by this Agreement, the terms and conditions of the Lease, shall remain in full force and effect. This Agreement is binding upon the parties and their respective successors and assigns. To the extent the terms and conditions of the Lease conflict with or are inconsistent with this Agreement, the terms and conditions of this Agreement shall control.

[Remainder of page intentionally left blank. Signatures on following pages.]

[Signature page to Deer Park Assignment and Extension of Ground Lease]

5
IN WITNESS WHEREOF, Shell, Hexion and HDP hereto have executed this Agreement to be effective as of the Effective Date set forth above.

“SHELL”

SHELL CHEMICAL LP,
a Delaware limited partnership

By:
Name:
Title:

STATE OF TEXAS        )
)
COUNTY OF HARRIS    )